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                                                                   EXHIBIT 23.2

                                 ZELLER WEISS & KAHN
                             Certified Public Accountants
                                  1084 Route 22 West
                            Mountainside, New Jersey 07092




The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631




We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Zeller Weiss & Kahn

ZELLER WEISS & KAHN


Mountainside, New Jersey
February 26, 1998